Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002*

In connection with the Annual Report of American Honda Finance Corporation (the “Company”) on Form 10-K for the year ended March 31, 2017 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Shinji Kubaru, Vice President, Treasurer and Principal Financial Officer of the Company, certify, pursuant to Section 1350 of Chapter 63 of Title 18 of the United States Code, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: June 22, 2017

By:	/s/ Shinji Kubaru
Shinji Kubaru
Vice President and Treasurer (Principal Financial Officer)

*A signed original of this written statement required by Section 906 has been provided to American Honda Finance Corporation and will be retained by American Honda Finance Corporation and furnished to the Securities and Exchange Commission or its staff upon request.